AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON DECEMBER 1, 1999                        Registration No. 333-80450
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           -------------------------

                       TANGER FACTORY OUTLET CENTERS, INC.
             (Exact name of registrant as specified in its charter)

             NORTH CAROLINA                                56-1815473
      (State or other jurisdiction                      (I.R.S. Employer
    of incorporation or organization)                  Identification No.)

          3200 NORTHLINE AVENUE
                SUITE 360                                     27408
       GREENSBORO, NORTH CAROLINA
(Address of principal executive offices)                   (Zip Code)

                           -------------------------


                 THE AMENDED AND RESTATED SHARE OPTION PLAN FOR
                  DIRECTORS AND EXECUTIVE AND KEY EMPLOYEES OF
                     TANGER FACTORY OUTLET CENTERS, INC. AND
                  THE AMENDED AND RESTATED UNIT OPTION PLAN FOR
                         EMPLOYEES OF TANGER PROPERTIES
                               LIMITED PARTNERSHIP

                           -------------------------


                                                             Copy to:
           ROCHELLE G. SIMPSON                          RAYMOND Y. LIN, ESQ.
   TANGER FACTORY OUTLET CENTERS, INC.                    LATHAM & WATKINS
          3200 NORTHLINE AVENUE                           885 THIRD AVENUE
                SUITE 360                                    SUITE 1000
    GREENSBORO, NORTH CAROLINA 27408                  NEW YORK, NEW YORK 10022
             (336) 292-3010                                (212) 906-1200
(Name,  address,  including  zip  code,
    and  telephone number, including
    area code, of agent for service)


                                       Calculation of Registration Fee
-------------------------------- --------------------- -------------------- -------------------- -------------------
                                        Amount              Proposed             Proposed
         Title of Each                of Shares              Maximum              Maximum            Amount of
      Class of Securities               to be            Offering Price          Aggregate          Registration
       to be Registered               Registered          Per Share (2)       Offering Price            Fee
-------------------------------- --------------------- -------------------- -------------------- -------------------
Common Shares
$.01 par value (1)                    1,150,000              $25.48           $27,208,135.60         $7,563.86
                                                               and
                                                            $20.625


(1) The Amended and Restated Share Option Plan for Directors and Executive and Key Employees of Tanger Factory Outlet Centers, Inc. (the "Share Option Plan"), and the Amended and Restated Unit Option Plan for Employees of Tanger Properties Limited Partnership (the "Operating Partnership") (the "Unit Option Plan") authorize the issuance in the aggregate of a maximum of 1,750,000 shares, 1,150,000 of which are being registered hereunder. Of the shares being registered hereby, 33,000 are subject to presently outstanding options granted under the Share Option Plan, and 685,720 are subject to presently outstanding options granted under the Unit Option Plan. Under the Unit Option Plan, options are granted to purchase Units in the Operating Partnership which are exchangeable for the Company's Common Shares.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon (1) the weighted exercise price per share ($25.48) of outstanding options for 718,720 shares, and (2) for the remaining 431,280 shares, upon the average of the high and low prices for the Company's Common Shares on the composite tape for the New York Stock Exchange on November 24, 1999.

                                EXPLANATORY NOTE

         Tanger Factory Outlet Centers, Inc., a North Carolina corporation (the "Company") previously registered 600,000 Common Shares, with a $.01 par value, to be offered or sold to participants under the Company's Share Option Plan for Directors and Executive and Key Employees of Tanger Factory Outlet Centers, Inc. and the Partnership Unit Option Plan for Executive and Key Employees of Tanger Properties Limited Partnership on Form S-8 (File No. 333-80450). This registration statement is being filed pursuant to General Instruction E on Form S-8 (Registration of Additional Securities) in order to register an additional 1,150,000 Common Shares, as approved by the Company's shareholders on May 8, 1998, which may be offered or sold to participants under the Share Option Plan or the Unit Option Plan.

                           INCORPORATION BY REFERENCE

         The Company has filed with the Securities and Exchange Commission the Registration Statement with respect to 600,000 Common Shares. The contents of such Registration Statement (File No. 333-80450) are hereby incorporated by reference.

Item  8.
                                    EXHIBITS

                  5(a) Opinion of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A. as to the legality of the Common Shares being registered.

                  23(a)    Consent of PricewaterhouseCoopers LLP

                  23(b) Consent of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A. (Included in Exhibit 5(a)).

                  24 Power of Attorney (included in the signature to the Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greensboro, State of North Carolina, on November 30, 1999.

                                    TANGER FACTORY OUTLET CENTERS, INC.


                                    By:    /s/ Stanley K. Tanger
                                         ---------------------------------------
                                         Stanley K. Tanger
                                         Chairman of the Board and Chief
                                         Executive Officer


                                POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Stanley K. Tanger his true and lawful attorney-in-fact and agent, with full power of substitution and reimbursement, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Tanger Factory Outlet Centers, Inc. and on the date indicated.



               Signature                                 Title                     Date Signed
               ---------                                 -----                     -----------


  /s/ Stanley K. Tanger                  Chairman of the Board and Chief        November 30, 1999
---------------------------------
   Stanley K. Tanger                     Executive Officer


  /s/ Steven B. Tanger                   President, Chief Operating Officer     November 30, 1999
---------------------------------
Steven B. Tanger                         and Director


  /s/ Rochelle G. Simpson                Executive Vice President -             November 30, 1999
---------------------------------
Rochelle G. Simpson                      Administration and Finance and
                                         Secretary


  /s/ Frank C. Marchisello, Jr.          Senior Vice President and Chief        November 30, 1999
---------------------------------
Frank C. Marchisello, Jr.                Financial Officer


  /s/ Jack Africk                        Director                               November 30,1999
---------------------------------
Jack Africk


  /s/ William G. Benton                  Director                               November 30, 1999
---------------------------------
William G. Benton


  /s/ Thomas E. Robinson                 Director                               November 30, 1999
---------------------------------
Thomas E. Robinson


                                  EXHIBIT INDEX


------------------------- ----------------------------------------------------- --------------------------------------
     EXHIBIT NUMBER                           DESCRIPTION                            SEQUENTIALLY NUMBERED PAGE

------------------------- ----------------------------------------------------- --------------------------------------
5(a)                      Opinion of Vernon, Vernon, Wooten, Brown, Andrews &                     6
                          Garrett, P.A. as to the legality of the Common
                          Shares being registered.

------------------------- ----------------------------------------------------- --------------------------------------
23(a)                     Consent of PricewaterhouseCoopers LLP                                   8

------------------------- ----------------------------------------------------- --------------------------------------
23(b)                      Consent of Vernon, Vernon, Wooten, Brown, Andrews                      6
                          & Garrett, P.A. (Included in Exhibit 5(a)).

------------------------- ----------------------------------------------------- --------------------------------------
24                        Power of Attorney (included in the signature to the                     3
                          Registration Statement).
------------------------- ----------------------------------------------------- --------------------------------------
